UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01. OTHER EVENTS

On December 12, 2005, the company announced that its operating company, International Truck and Engine Corporation (International), has finalized a joint venture with Mahindra & Mahindra Limited of India to produce and market light, medium and heavy commercial vehicles for India and export markets. In addition, the joint venture will provide sourcing services for India-sourced components and materials to International and will provide engineering services to International for the design and development of trucks and bus products. The joint venture, named Mahindra International, has 51 percent ownership by Mahindra and 49 percent ownership by International. The combined investment of the two companies will be more than $80 million over the next two to three years. Initial plans for the joint venture were announced in June.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
        Registrant

Date:	December 12, 2005	/s/ Mark T. Schwetschenau

Mark T. Schwetschenau
Senior Vice President and Controller
(Principal Accounting Officer)